Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Incentive Plan of Magnetek, Inc. of our reports dated May 28, 2015, with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation and the effectiveness of internal control over financial reporting of Columbus McKinnon Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, New York

September 28, 2015